Exhibit 99.2

EXECUTION COPY

asset PURCHASE AGREEMENT

This Asset Purchase Agreement, dated May 24, 2019 (this “Agreement”), is by and between Applied Energetics, Inc., a Delaware corporation (“Buyer”), Applied Optical Sciences, Incorporated, an Arizona corporation (“AOS”) and Stephen W. McCahon, an individual (with AOS, the “Seller”).

Seller is engaged in, among other things, the business of performing advanced research and development of photonic devices and their applications (the “Business”).

Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of Seller’s right, title and interest in and to the Assets (defined below) on the terms and conditions set forth in this Agreement.

The parties therefore agree as follows:

Article 1
PURCHASE AND SALE OF CERTAIN ASSETS

1.1	Purchase and Sale of Assets. Upon the terms and conditions herein set forth, Seller hereby sells, conveys, transfers, assigns, grants and delivers to Buyer, and Buyer hereby purchases, acquires and accepts from Seller all right, title and interest of Seller in, to and under all assets of Seller except for the Excluded Assets (as defined herein), including without limitation, the following assets, wherever situated (collectively, the “Assets”, as of the Closing Date (as defined below), free and clear of all pledges, security interests, liens, encumbrances or charges (collectively, “Encumbrances”):

(a)	all tangible assets (including, without limitation, equipment and computer hardware) wherever located, including without limitation the tangible assets listed on Schedule 1.1(a) (collectively, the “Equipment”) and equipment warranties relating to items included in the Equipment to the extent such warranties are contractually assignable by the Seller;

(b)	subject to Section 1.3, all right, title and interest in, and claims under, all contracts, agreements, licenses, leases and commitments set forth on Schedule 1.1(b);

(c)	all right, title and interest of Seller in and to Intellectual Property, including without limitation (i) patents, patent applications (including the right of priority), inventions (whether or not patentable), websites, domain names, trade names (registered and unregistered), trademarks (registered and unregistered), and service marks (registered and unregistered), whether domestic or foreign, (including any and all associated good will), in each case, all variations thereof and all registrations and applications therefor (including the right to use the name “Applied Optical Sciences” or “AOS” in trade or business) and all uniform resource locators, trade secrets, know-how, proprietary information, works of authorship, Software, computer programs and routines, source code, object code, html code, tools developed in support of production of Software development, databases, customer support logs, scripts, systems documentation and user manuals, remedies against infringement of the foregoing and rights to protection of interests therein under the laws of all jurisdictions; and (ii) all registered and unregistered copyrights, all published and unpublished books, newsletters, pamphlets, manuals, websites, databases, product development files, production files and art files, in any form or media, and other media embodying such copyrights, and all Software (as that term is defined in Section 4.12), including, without limitation, all computer programs and routines, source code, object code, html code, customer support logs, scripts, systems documentation and user manuals, including without limitation, the items set forth on Schedule 4.13 (collectively, the “Transferred Intellectual Property”);

(d)	all books and records of Seller, including, without limitation, those relating to the Transferred Intellectual Property, supplier lists and product literature, whether or not such items are stored in computer or in any other form or medium;

(e)	all property, diskettes and other data sources, as well as copies of all Assumed Contracts and all customer files and correspondence;

(f)	to the extent transfer is permitted under applicable law or regulation, all permits, approvals, franchises, licenses or other authorizations granted to Seller by any federal, state or local court of competent jurisdiction, governmental agency, authority, instrumentality or regulatory body (a “Governmental Entity”);

(g)	all accounts, notes, and other receivables, billed and unbilled, and all rights to receive payments thereunder, other evidences of indebtedness and all other rights to receive payments (collectively, the “Accounts Receivable”);

(h)	all of the goodwill of Seller; and

(i)	all rights of Seller under unexpired non-disclosure or confidentiality, non-compete, non-solicitation agreements, assignment agreements or similar agreements with former or current employees of Seller or with third parties to the extent such agreements are assignable without the consent of the other party thereto.

1.2           Excluded Assets and Liabilities. The assets of Seller set forth on Schedule 1.2 to this Agreement (the “Excluded Assets”) will be and are hereby retained by Seller and do not constitute part of the Assets being transferred and sold to Buyer hereunder. The parties agree that Schedule 1.2 will be amended and updated immediately prior to the Closing by mutual agreement of the parties in good faith. Except for the Assumed Liabilities (as defined herein), all obligations and liabilities of Seller concerning the Excluded Assets and all liabilities and obligations of Seller arising out of, relating to or otherwise in respect of the Assets or the Business existing as of the Closing Date as (defined herein), and all other obligations and liabilities of Seller not arising out of or relating to the Assets or the Business (collectively, the “Excluded Liabilities”) are and shall remain the liabilities and obligations of Seller after the Closing

1.3          Assumption of Liabilities. Buyer assumes and will discharge all obligations and liabilities concerning the Assumed Contracts to the extent such obligations arise or accrue on or after the Closing Date (“Assumed Liabilities”). Seller shall assign its rights and obligations under the Assumed Contracts only to the extent that such rights and obligations and liabilities are assignable under such Assumed Contracts and applicable law. To the extent the consent of a third party to the assignment for any Assumed Contract by Buyer to Seller remains outstanding after the Closing Date, Seller shall use its best efforts to obtain such consents within 60 days after Closing; provided, however, no action hereunder constitutes an assignment of an Assumed Contract in the absence of any required third-party consent. In the event that any required consent to assignment of an Assumed Contract is not assignable or consent is not obtained for such assignment, then Buyer and Seller shall enter into lawful and commercially reasonable arrangements (including subleasing or subcontracting if permitted) to provide to the parties the economic and operational equivalent of assigning or transferring such Assumed Contract as contemplated herein, including enforcement for the benefit of Buyer of all claims or rights arising thereunder, and the prompt performance by Buyer of the obligations to the extent rights and benefits thereunder are received. Except for the Assumed Liabilities, all obligations and liabilities of the Seller arising out of, relating or otherwise in respect of the Assets existing as of the Effective Time (defined herein), and all other obligations and liabilities of Seller not arising out of or relating to the Assets (the “Excluded Liabilities”) are and remain the liabilities and obligations of Seller after the Closing.

Article 2
Consideration for assets; CLOSINg

2.1	Consideration

(a)              Cash Consideration; Subject to the terms and upon the conditions of this Agreement, Buyer shall pay to Seller Two Million Five Hundred Thousand Dollars ($2,500,000.00) as aggregate cash consideration for the Sale of the Assets (the “Cash Consideration”). Such Cash Consideration shall be payable in the form of a Promissory Note, in substantially the form attached hereto as Exhibit A (the “Note”), issued upon the Closing Date

(b)              Equity Consideration. As additional consideration for the purchase of the Assets, the Buyer shall convey to Seller warrants to purchase up to Two Million Five Hundred Thousand (2,500,000) shares of Buyer’s common stock at an exercise price of $0.06 per share. All shares of common stock underlying such warrants will be included in the next available registration statement filed by the Company with the Securities and Exchange Commission following the Closing, and shall remain exercisable for a period of ten years from the Closing Date.

2.2	Closing Deliveries by Seller. At the Closing, Seller shall deliver to Buyer the following:

(a)	duly executed instruments of assignment, including, without limitation, a bill of sale in a form acceptable to Buyer and Seller;

(b)	a duly executed assignment and assumption agreement, in a form acceptable to Buyer and Seller;

(c)	a duly executed patent assignment and transfer agreement, in a form acceptable to Buyer and Seller;

(d)	a duly executed copyright assignment and transfer agreement, in a form acceptable to Buyer and Seller;

(e)	all necessary executed third party consents to the assignment of the Assets, and all other executed third party consents received by Seller with respect to the assignment of the Assumed Contracts;

(f)	a certified copy of the Certificate of Incorporation of Seller, together with all amendments thereto;

(g)	a certificate executed by the President of Seller certifying (A) the By-laws (“By-Laws”) of Seller, (B)) the good standing of Seller under the laws of the State of Arizona; and (C) the Unanimous Written Consent of the Shareholders and Directors of Seller approving this Agreement, the transactions contemplated hereby, and the Seller Transaction Documents; and (D) the accuracy of all representations and warranties of the Seller hereunder as of the Closing Date;

(h)	fully executed copies of all Assumed Contracts and assignments thereof, together with consents to their transfer duly executed by each party whose consent is required for their transfer to the Seller;

(i)	written, absolute, irrevocable waiver, in favor of Buyer, from each individual who is an author (sole or joint) of any of the Transferred Intellectual Property, in relation to all rights of paternity, integrity, attribution, disclosure, withdrawal, and any other rights that may be known as "moral rights" ("Moral Rights") vested in such author in relation to the Transferred Intellectual Property. Without limiting the foregoing, to the extent that any Moral Rights are vested in Seller as an author (sole or joint) of any of the Transferred Intellectual Property, Seller hereby absolutely and irrevocably waives, in favor of Buyer, to the extent permitted by applicable law, any and all claims Seller may now or hereafter have in any jurisdiction to all such Moral Rights in relation to the Transferred Intellectual Property;

(j)	such other instruments or documents as may be reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

2.3	Closing Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller:

(a)	the Equity Consideration

(b)	the Note; and

(c)	such other instruments or documents as may be reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof

2.4	Deliveries as Condition to Closing

(a)            Seller’s deliveries set forth in Section 2.2 shall be conditions precedent to Buyer’s obligation to proceed with the transactions contemplated by this Agreement, and Buyer’s execution and delivery of this Agreement at Closing shall constitute Buyer’s acknowledgement that Seller has satisfied the conditions precedent set forth in Section 2.2 or that Buyer has waived Seller’s delivery under one or more of such conditions

(b)            Buyer’s deliveries set forth in Section 2.3 shall be conditions precedent to Seller’s obligation to proceed with the transactions contemplated by this Agreement, and Seller’s execution and delivery of this Agreement at Closing shall constitute Seller’s acknowledgement that Buyer has satisfied the conditions precedent set forth in Section 2. 3 or that Seller has waived Buyer’s delivery under one or more of such conditions

2.5         Closing Date. The consummation of the transactions contemplated by this Agreement (the “Closing”) will take place, as soon as practicable but no later than 30 days from the date hereof (or on such later date as the parties shall mutually agree) (“Closing Date”), remotely via the exchange of documents and signatures in PDF format by e-mail. The Closing shall be deemed to occur and be effective at 12:01 a.m., Eastern time, on the Closing Date (“Effective Time”)

2.6        Allocation of Consideration. The Total Consideration payable under Article 2 shall be allocated to and among the Assets within the various classifications of assets as required and set forth in Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder in accordance with Schedule 2.6 (the “Asset Allocation Schedule”). Buyer and Seller agree: (1) to use the allocations set forth in the Asset Allocation Schedule for Tax purposes; and (2) that any Tax returns or other Tax information they may file or cause to be filed with any Governmental Entity (defined below) or fiscal intermediary shall be prepared and filed consistently with the allocations set forth in the Asset Allocation Schedule. In this regard, the parties agree that they will each properly and timely file Form 8594 in accordance with Section 1060 of the Code and the regulations thereunder in accordance with the Asset Allocation Schedule. In any proceeding related to any Tax, neither Buyer nor Seller shall contend or represent a position inconsistent with the Asset Allocation Schedule. Buyer and Seller acknowledge that the transactions hereunder will be treated as a taxable sale under Section 1001 of the Code by Seller of the Assets in exchange for the Total Consideration. “Tax” or, collectively, “Taxes” means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross income, profits, sales, accumulated profits or earnings, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise, and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. ”Governmental Entity” means any federal, state or local court of competent jurisdiction, governmental agency, authority, instrumentality or regulatory body.

2.7        .Conditions to Closing. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Buyer in its sole discretion) of the following further conditions

(a)	The representations and warranties of Seller set forth in this Agreement shall have been true and correct at and as of the date hereof and shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date;

(b)	Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller at or prior to the Closing;

(c)	Buyer shall have received a certificate dated the Closing Date signed on behalf of Seller by the President of Seller to the effect that the conditions set forth in Sections 2.7(i) and (ii);

(d)	There shall have been no material adverse change in the Assets;

(e)	No Action shall be pending or threatened before any court or other governmental entity or before any other person wherein an unfavorable order would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) affect adversely the right of Buyer to own the Assets or (iii) restrain or prohibit Buyer’s ownership or operation (of all or any material portion of the Assets, or compel Buyer or any of its affiliates to dispose of or hold separate all or any material portion of the Assets or all or any material portion of the business and assets of Buyer, and no such Order shall be in effect;

(f)	No law shall have been enacted or shall be deemed applicable to the transactions contemplated by this Agreement or the Ancillary Agreements which has any of the effects set forth in clauses (i) through (iii) in Section 4.5;

(g)	Seller shall have obtained the Consent of each Person whose Consent is required under the Contracts set forth in Schedule 1.1(b) and shall have provided evidence of each such Consent in form and substance satisfactory to Buyer;

(h)	Buyer shall have received all Authorizations (including any Environmental Permits) that are necessary for it to conduct the Business substantially as conducted by the Seller Group on the Balance Sheet Date and the date of this Agreement;

(i)	Seller shall have delivered to Buyer all agreements and other documents required to be delivered by Seller to Buyer pursuant to Section 2.2 of this Agreement;

(j)	Buyer shall have completed and shall be fully satisfied in its sole discretion with the results of its review of, and its other due diligence investigations with respect to, the Business.

Article 3
RESTRICTIONS ON SELLER

 Seller covenants and agrees as follows:

3.1             Non-Competition. For a period of five (5) years from the Closing Date, Seller shall not directly or indirectly provide services which compete with the current business of the Seller.

3.2             .Non-Solicitation. For a period of five (5) years from the Closing Date, Seller shall not directly solicit, induce, persuade or entice, or attempt to do so, or otherwise cause or attempt to cause, any employee, independent contractor, supplier, vendor or customer to terminate his or her employment, contracting relationship, supplier, vendor or customer relationship with Buyer

3.3             Severability of Restrictions. The restrictions contained in this Article 3 have been carefully considered by Seller who acknowledge that they are reasonable and necessary for the proper protection of the goodwill of the Business, but in the event that any of the restrictions shall be found to be unenforceable for whatever reason but would be valid if some part thereof were deleted or the period or area of application reduced, such restriction shall apply with such modification as may be minimally necessary to make it valid and effective and the remaining restrictions shall continue to bind Seller.

3.4            In the event of a material breach of this Agreement by Buyer, the restrictions provided by Sections 3.1 and 3.2 above shall be null and void.

Article 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

4.1            Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, with the power and authority to carry on the Business as it is now being conducted and to own, operate and lease the Assets as currently owned, operated and leased.

4.2           Capitalization and Ownership. Immediately prior to the Closing, 100% of Seller’s shares of common stock are owned as set forth in Schedule 4.2 hereto. There are no other issued and outstanding ownership interests in Seller. There are no outstanding rights, warrants or options to subscribe for or purchase any equity of Seller.

4.3            Authority for Agreement. Seller has the power and authority to execute, deliver and perform this Agreement and each of the other documents required to be delivered by Seller hereunder (collectively, the “Seller Transaction Documents”) and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Seller Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Seller’s managing member. This Agreement has been duly executed and delivered by Seller, and assuming the due authorization, execution and delivery by Buyer, constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that enforceability may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to the rights and remedies of creditors generally.

4.4             Consents and Approvals. The execution, delivery and performance of this Agreement and the Seller Transaction Documents by Seller, and the consummation of the transactions contemplated hereby and thereby, do not (1) violate or conflict with any provision of the certificate of incorporation or By-laws of Seller); (2) in any material respect, violate or conflict with, result in the breach of, constitute an event of default (or an event which, with the lapse of time, or the giving of notice, or both, would constitute an event of default) under, or result in the creation of any right to accelerate, modify, cancel or terminate, any Assumed Contract, or result in the creation of any Encumbrance upon any of the Assets or the Business; (3) in any material respect, violate or conflict with any law, rule, regulation or ordinance applicable to Seller or the Assets; (4) violate or conflict with any judgment, order, writ, injunction or decree of any court or any Governmental Entity applicable to Seller or the Assets; (5) require any registration, declaration or filing with, or require any permit, license, exemption, order, franchise, approval, consent or other authorization or the giving of notice to, any Governmental Entity, or any third party on behalf of Seller, or (6) require the consent of Seller’s equity holders.

4.5             No Violation. Seller is not in violation in any material respect of any applicable foreign or domestic law, rule, regulation, ordinance, judgment, order, injunction, writ or decree of any Governmental Entity to which the Assets or the Business may be subject.

4.6             Financial Statements. [Attached hereto as Schedule 4.6 are copies of Seller’s unaudited balance sheet as at April 1, 2019 and related unaudited profit and loss statement for the period beginning May 1, 2018 and ending April 30, 2019 (collectively, the “Financial Statements”). The Financial Statements (1) have been prepared in accordance with U.S. GAAP, applied on a consistent basis throughout the period covered thereby, and (2) fairly present in all material respects the financial position of Seller and the Business described therein through the period stated therein and the results of operations for the period stated therein, provided that the Financial Statements lack footnote and other presentation items required under U.S. GAAP and are subject to normal year-end adjustments.

4.7            Absence of Certain Changes. Since April 30, 2019, Seller has not

(a)              other than in the ordinary course consistent with Seller’s past practice (the “Ordinary Course of Business”), mortgaged, pledged, or otherwise subjected any of the Assets to any Encumbrance, or sold or transferred any of the Assets, or discounted or cancelled any material debts owed to the Business, or waived or released any material rights of the Business;

(b)              leased, licensed or granted to any third party any material rights in the Business or the Assets other than in the Ordinary Course of Business;

(c)              entered into any material commitment or transaction with respect to the Business, including without limitation, any material borrowing or capital expenditure, or paid any material commitment or obligation with respect to the Business other than in the Ordinary Course of Business;

(d)              made any material change in its accounting practices or principles relating to the Business or in its methods of applying such practices and principles, except as may have been required by law or U.S. GAAP

(e)              failed to pay (in whole or in part) any material payment obligation of the Business due before the Closing Date

(f)               amended its Certificate of Incorporation, By-laws or other organizational documents

(g)              suffered any material damage, destruction or loss to or of any of the Assets (whether or not covered by insurance)

(h)              made or permitted any material amendment or termination of any Material Contract or material license relating exclusively to the Business to which it is a party, other than in the Ordinary Course of Business

(i)                abandoned or disposed of any material trade secret, trademark, trade name, domain name or any other material intellectual property of the Business; or

(j)                entered into any agreement to do any of the foregoing.

4.8             Material Contracts. (a) Schedule 4.9 contains a complete list of all of the following agreements (collectively, “Material Contracts”):

(a)              contracts and other agreements with any current or former officer, director, employee, consultant, agent, or member of Seller;

(b)              contracts and other agreements for the sale, lease or license of products or other materials, supplies, equipment, merchandise, Intellectual Property or services where the value may be equal to or greater than $500

(c)              contracts and other agreements for the purchase or acquisition of materials, supplies, equipment, merchandise, Intellectual Property or services where the obligation of the Seller is or may be greater than $500

(d)              agreements with Service Providers (defined herein);

(e)              contracts and other agreements for the sale of any of Seller's assets or properties other than in the Ordinary Course of Business or for the grant to any Person (defined below) of any preferential rights to purchase any of Seller’s equity, assets or properties;

(f)               joint venture, co-venture, co-development or collaboration agreements;

(g)              contracts or other agreements under which Seller agrees to indemnify any party where the obligation of the Seller is or may be greater than $500, to share Tax liability of any party, or to refrain from competing with any party;

(h)              financing agreements

(i)               contracts and other agreements containing covenants of Seller not to compete in any line of business or with any Person in any geographical area, or covenants of any other Person not to compete with Seller in any line of business or in any geographical area;

(j)               any agreement between Seller and third parties relating to the exploitation by third parties of any rights in and to the Assets; and

(k)              any other material contract or other agreement of the Seller, whether or not made in the Ordinary Course of Business.

Seller has heretofore delivered or made available to Buyer a true and complete copy of each written Material Contract and all amendments thereto, and a summary of the terms of any oral Material Contract. Seller has, as of the Closing Date, performed or otherwise complied in all material respects with its material obligations due to be performed prior to the Closing Date under each Material Contract. Each Material Contract is valid, binding and in full force and effect with respect to Seller and each other party thereto. No other party is in material default under any such Material Contract.

4.9             Title to Assets. Seller has good and valid title to the Assets, free and clear of any Encumbrances

4.10          No Claims or Litigation. There is no suit, administrative or arbitral action or proceeding currently pending against Seller. Seller has not received written threats of any such suit, action or proceeding, and no such suit, action or proceeding is otherwise threatened against Seller, with respect to the Business or the Assets in any court of competent jurisdiction, any other Governmental Entity, or arbitrator of competent jurisdiction. There is no judgment, decree, injunction, rule or order of any court or other Governmental Entity or arbitrator of competent jurisdiction outstanding against Seller or by which Seller is bound that relates to the Business or the Assets.

4.11          Tax Matters. Seller has (1) prepared and filed all required material federal, state and local returns, estimates, information statements and reports (collectively,” Returns”) relating to Taxes due prior to the Closing Date that it is required to file concerning or attributable to the Business and the Assets; and (2) timely paid or properly accrued for all periods ending prior to Closing Date (or filed for a permissible extension and paid all amounts required to be paid in connection with such extension) all Taxes due thereon for such periods, and such Returns and payments relating thereto are true and correct in all material respects. There are (1) no claims, actions or proceedings threatened in writing against Seller by any tax authority for any past due Taxes concerning or attributable to the Business or the Assets with respect to which Seller would be liable; and (2) no Tax liens (other than liens for Taxes not yet due and payable) upon any of the Assets or against the Business.

4.12          Intellectual Property

(a)              Schedule 4.12 sets forth (1) all inventions, issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models, (2) all domain names, trademarks, service marks and trade names, and other indicia of source of origin together with the goodwill connected with the use of same created, used and/or owned by Seller and used in connection with the Business and any registrations therefor, and (3) all copyrights, works of authorship, including all registered and unregistered copyrights (whether published or not) books, newsletters, pamphlets, manuals, websites, databases and Software (defined below) other than (x) off-the-shelf Software licensed to or used by Seller, and (y) trade secrets, discoveries, inventions, technical information, data compilations, tools, methods, processes, know-how, and confidential information. Seller is the sole and exclusive owner of each item set forth thereon. Seller has entered into binding, valid and enforceable, written contracts with each current and former employee and independent contractor, who is or was involved in or has contributed to the invention, creation, or development of any Intellectual Property during the course of employment or engagement with Seller whereby such employee or independent contractor (A) acknowledges Seller's exclusive ownership of all Intellectual Property invented, created, or developed by such employee or independent contractor within the scope of his or her employment or engagement with Seller; (B) grants to Seller a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property, to the extent such Intellectual Property does not constitute a "work made for hire" under applicable Law; and (C) irrevocably waives any right or interest, including any moral rights, regarding any such Intellectual Property, to the extent permitted by applicable Law. Seller has provided Buyer with true and complete copies of all such Contracts. The items identified on Schedule 4.12 constitute a correct, current and complete list of all of the intellectual property necessary to (1) provide the services currently provided by, or proposed to be provided by, Seller to third parties; and (2) produce, copy, modify, market and distribute the products identified in Schedule 4.12 that Seller proposes or currently manufactures, markets, sells, licenses or otherwise distributes to third parties. Each item of Transferred Intellectual Property will be owned, available for use or enforceable, as the case may be, by Buyer immediately following the Closing on substantially identical terms and conditions as it was available to or enforceable by, as the case may be, Seller immediately prior to the Closing. All of the Transferred Intellectual Property is valid and enforceable. To the extent Seller uses trade secrets, know-how, or other confidential information in the operation of the Business, such trade secrets, know-how or confidential information have been securely kept and properly documented such that (1) a Person generally familiar with the area to which the trade secret, know-how or confidential information relates could practice such trade secret, know-how or confidential information and (2) to the extent such trade secret, know-how or confidential information is written or otherwise documented, Seller will not lose any such trade secrets, know-how or confidential information should one or more of Seller’s employees no longer be available to Seller. “Software” means any application, program, routine, subroutine, object, script, applet or other collection of source code or object code or html code or data, whether in human readable or computer readable format, intended for use in connection with a computer or computer chip, customer support logs, systems documentation and user manuals

(b)              None of the Transferred Intellectual Property contains any libelous or obscene material, or injurious formula, or infringes any trade name, trademark, copyright, patent or any other proprietary right of any third party. The rights of Seller in the Transferred Intellectual Property are free and clear of any Encumbrances. Seller has no written notice of any claim of any other Person relating to any of the Transferred Intellectual Property. No Person who has not been authorized by Seller has possession of, or any right to possess or use any of the Transferred Intellectual Property. To the extent any Transferred Intellectual Property is licensed to and not owned by Seller, all amounts due under such licenses as of the date hereof have been paid or accrued for in Seller’s Financial Statements. Each item of third party software used by Seller in connection with the Business (other than off-the-shelf software) has in effect associated maintenance or support arrangements

(c)              To the extent any passwords are used in the conduct of the Business, whether internally or by users of products of the Business, Seller has delivered to the Buyer upon the Closing Date a written list of all such passwords, indicating for each such password any associated user identification and where and for what purpose such password is used

(d)              None of the Software included in the Transferred Intellectual Property contains any virus, disabling or malicious code, computer instructions, circuitry or other technological means intended to disrupt, damage, permit unauthorized access to, or interfere with operation of applicable software, hardware or products. The Software is functional in all material respects

(e)              Except as set forth in Schedule 4.12, Seller does not use any Open-Source Software (defined below) in conducting the Business as currently conducted. Seller’s use of any Open-Source Software listed on Schedule 4.12 in conducting the Business as currently conducted (x) is permissible, (y) does not infringe upon the rights of any third party, and (z) does not violate any agreements, constraints, requirements or restrictions on or relating to such Open-Source Software. No Open-Source Software used, or held for use, by Seller in conducting the Business as currently conducted is used under any license that (i) contains restrictions or constraints that conflict with the current or intended use of such Open-Source Software, (ii) purports to inhibit the ability to preserve the proprietary nature, whether in whole or in part, of any software created by or for use by either Seller in conducting the Business as currently conducted or (iii) purports to require disclosure of the source code of any software created by or for use of Seller in conducting the Business as currently conducted. “Open-Source Software” means each of (1) “open source” code, as defined by the Open Source Initiative, (2) “Free” code, as defined by the Free Software Foundation, and (3) software for which the human readable version (or source code) is available to the general public for use, modification and/or distribution free of charge or for a de minimis charge

(f)               Seller has at all times complied with all applicable laws relating to the collection, storage and use of personally identifiable information collected in the course of the operation of the Business (“PII”). No claims have been asserted or threatened against Seller, and to the Knowledge of Seller (defined below), no such claims are likely to be asserted or threatened against Seller, by any person alleging a violation of such person's rights under any such law. Seller has at all times taken all reasonable steps (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that PII is protected against loss and against unauthorized access, use, modification, disclosure or other misuse. To the Knowledge of Seller, there has been no unauthorized access to or other misuse of any PII. To the Knowledge of Seller, the consummation of the transactions contemplated hereby will not result in any breach or violation of any of Seller’s procedures, policies or rules governing the collection, storage or use of any PII of, or with respect to, any person or violate any law with respect to PII

4.13          Service Providers. (a) Schedule 4.13 contains a complete list of all employees, independent contractors, consultants and service providers (each identified as such) of Seller currently employed or otherwise engaged by Seller in the Business (collectively, the “Service Providers”);

(a)              Seller has provided Buyer with copies of all agreements applicable to the Service Providers, including, without limitation, employment, confidentiality, non-compete, non-disclosure and invention assignment agreements;

(b)              Any and all Service Providers may be terminated by Seller at any time with or without cause and without any severance or other liability, and there are no agreements or understandings in effect between Seller and any Employee that would impose any restrictions or limitations on Buyer’s ability to likewise terminate any and all Service Providers hired by Buyer;

(c)              Seller is in compliance in all material respects as to the Service Providers with all federal and state laws respecting employment and employment practices, terms and conditions of employment and employment practices, immigration, wage and hour, and occupational health and safety;

(d)              Seller is not delinquent in payments to any of its Service Providers for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it prior to the Closing Date hereof or amounts required to be reimbursed for expenses incurred prior to the Closing Date by such Service Providers. Seller has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. Seller has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from Service Providers prior to the Closing Date and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing

4.14          Employee Benefits. (a) There are no Employee Benefit Plans (defined below). “Employee Benefit Plans” means any “employee benefit pension plan” (as defined in Section 3(2) of ERISA) and any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), covering current or former Service Providers maintained by Seller or any ERISA affiliate thereof

(a)              Notwithstanding anything to the contrary provided in this Agreement, Buyer shall not assume, or have any direct or indirect responsibility, liability or obligation whatsoever with respect to, any Employee Benefit Plan. No event has occurred or is reasonably likely to occur that has resulted or would reasonably be expected to result in any current, pending, or threatened lien or liability on any of the Assets pursuant to Section 412(n) of the Code or Sections 4068 or 4201 of ERISA.

(b)              Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (1) result in any payment becoming due to any Employee; (2) increase any benefits otherwise payable or trigger any rights for any benefits for any Employee; or (3) result in the acceleration of the time of payment, vesting or funding of any such benefits.

4.15          Government Authorizations and Regulations. There are no material licenses, permits, franchises or other governmental authorizations required to operate the Business.

4.16          Accounts Payable. There are no material (individually or in the aggregate) unpaid accounts payable not otherwise disclosed to Buyer during due diligence representing amounts alleged to be owed by Seller with respect to the Business, or other alleged obligations of Seller relating to the Business, which Seller has disputed or refused to pay or determined to dispute or refuse to pay.

4.17          No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or commission in connection therewith based on any agreement, arrangement or understanding with Seller or any action taken by Seller.

Article 5
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

5.1             Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware full power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets as currently being owned, operated and leased.

5.2             Qualification. Buyer is duly qualified or licensed to conduct business as a foreign corporation in each jurisdiction where the nature of Buyer’s business requires such qualification, except where the failure to be so qualified or licensed has not had or would not reasonably be expected to have a material adverse effect on Buyer’s ability to perform its obligations under this Agreement.

5.3             Authority for Agreement. Buyer has full power and authority to execute, deliver and perform this Agreement and each of the other documents required to be delivered by Buyer hereunder (the “Buyer Transaction Documents”) and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Buyer Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Buyer’s managing members. This Agreement has been duly executed and delivered on behalf of Buyer. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to the rights and remedies of creditors generally and (2) general principles of equity.

Article 6
COVENANTS

6.1             Agreement to Maintain Confidentiality. (a) Seller acknowledges that it possesses certain commercial and service development and marketing information and other data and material specifically related to the Business that Seller has treated as confidential throughout the period that Seller has owned and operated the Assets and the Business (the “Confidential Information”). Seller agrees that the Confidential Information is confidential and proprietary to Seller. Accordingly, Seller covenants and agrees that for a period of five (5) years from and after the Closing Date it shall not, directly or indirectly, without the prior written consent of Buyer, disclose, use or exploit any such Confidential Information, except that Seller may disclose a particular item of Confidential Information if and to the extent (but only if and to the extent) that such item: (1) is or becomes publicly known or generally known in the industry through no act of Seller in violation of this Agreement; (2) is required to be disclosed to or by order of a Governmental Entity or otherwise as required by law; provided, that, to the extent reasonably practicable, prior to any such disclosure notice of such requirement of disclosure is provided to Buyer so that Buyer may then seek confidential treatment for such Confidential Information in connection with such disclosure; or (3) is disclosed to Seller’s attorneys, accountants, or other agents or employees to the extent necessary in connection with the transactions contemplated by this Agreement

(a)              Seller hereby expressly acknowledges that the covenants contained in this Section 6.1 and Article 3 are integral to the sale to Buyer of the Assets and that money damages will be impossible to calculate and may not adequately compensate Buyer in connection with an actual or threatened breach by Seller of the provisions of this Section 6.1 and Article 3. Accordingly, Seller hereby expressly waives all rights to raise the adequacy of Buyer’s remedies at law as a defense if Buyer seeks to enforce by injunction or other equitable relief the due and proper performance and observance of the provisions of this Section 6.1 and Article 3. In addition, Buyer shall be entitled to pursue any other available remedies at law or equity, including the recovery of money damages, in respect of the actual or threatened breach of the provisions of this Section 6.1 and Article 3

6.2             Further Assurances. After the Closing Date, and subject to the terms and conditions hereof, each of the parties agrees: (1) to use reasonable efforts to take all action and do all things necessary, proper, or advisable; and (2) to execute and deliver such documents in reasonable and customary form and take such other action, as shall be reasonably requested by any other party, in each case to (A) carry out and effectuate the transactions contemplated by this Agreement, the Seller Transaction Documents and the Buyer Transaction Documents, and (B) transfer to Buyer title to any equipment that is used in the Business, but which was not specifically identified as an Asset in this Agreement;

6.3             Cooperation; Records. Seller, at Buyer’s cost and expense, shall provide Buyer with such assistance as may reasonably be requested by Buyer in connection with the preparation and filing of any financial statement, Tax Return, audit or other examination by any taxing authority, and any judicial or administrative proceedings relating to liability for Taxes attributable to the Assets or the operation of the Business after the Closing Date, and Seller, at its own cost and expense, shall retain for a reasonable period of time (but not less than three (3) years after the date hereof or until the expiration of all applicable statutes of limitation, whichever is later), and provide, upon reasonable request and at Buyer’s cost and expense, to Buyer all accounting, business, financial and Tax records or information that may be reasonably relevant to such financial statement, return, audit or examination, proceedings or determination to the extent such records or information have not been transferred to Buyer as part of the Assets.

Article 7
INDEMNIFICATION

7.1             Indemnification. Subject to the survival periods set forth in Section 7.3 and the other terms, conditions and limitations of this Article 7, Buyer and Seller, agree to defend, indemnify and hold harmless the other Party and its officers, directors, managers, members, employees and affiliates (each a “Indemnitee” and, collectively, “Indemnitees”) from and against any Losses (defined below) that any of the Buyer’s or Seller’s Indemnitees may suffer or incur, or become subject to, as a result of: (1) any breach of any representation or warranty of Buyer or Seller that is contained in this Agreement; (2) any nonfulfillment of, or any failure to perform, any of the covenants, agreements, or undertakings of Buyer or Seller contained in this Agreement; (3) the failure of Seller to duly discharge, perform or otherwise carry out any of the Excluded Liabilities, (4) any Taxes of Seller for any taxable period (or portion thereof) prior to the Closing and Taxes in connection with the transactions contemplated by this Agreement, (5) claims that any Person is entitled to any equity (or the right to acquire equity) of Seller or Buyer, or (6) the conduct of the Business prior to the Closing. “Losses” means losses, liabilities, damages, and out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses.

7.2             Claims Procedure. (a) If Buyer seeks indemnity under this Article 7, each Party shall give prompt written notice (a “Claim Notice”) to the other Party stating whether the Losses sought arise from matters solely between the parties or from Third Party Claims (defined below). The Claim Notice must contain (1) a description and, if known, an estimated amount (the “Claimed Amount”) of any Losses incurred or reasonably expected to be incurred by the Indemnified Party, (2) a reasonably detailed explanation of the basis for the Claim Notice to the extent of facts then known by the Indemnified Party, and (3) a demand for payment of those Losses.

7.3             Within forty five (45) days after delivery of a Claim Notice, the Party receiving the Claim Notice shall deliver to the Party filing the Claim Notice a written response (the “Response”) in which they shall either (1) agree that the Indemnified Party is entitled to receive the Claimed Amount (or a portion thereof), and such Claimed Amount (or applicable portion thereof) shall be paid in accordance with the provisions of this Article 7; or (2) dispute that the Party filing the Claim Notice is entitled to receive any of the Claimed Amount. If no Response is delivered by the Party receiving the Claim Notice to the Party filing the Claim Notice within such 45-day period, then the ~~are~~ Party receiving the Claim Notice is deemed to have agreed that an amount equal to the entire Claimed Amount shall be payable to the Party filing the Claim Notice (subject to the terms and limitations set forth in this Article 7) and that such Claimed Amount shall be paid in accordance with the provisions of this Article 7. If the Party receiving the Claim Notice disputes that the Party filing the Claim Notice is entitled to receive any of the Claimed Amount, for a period of ten (10) days after delivery of the Response, the parties shall attempt to resolve the dispute by mutual agreement before resorting to other legal means to resolve the Claim Notice and Claimed Amount.

7.4             Survival. The representations and warranties set forth in this Agreement shall survive in full force and effect for thirty six (36) months following the Closing Date (“Representation Survival Period”) (after which such representations and warranties will terminate and be of no further force or effect unless a Claim Notice is given by Party filing the Claim Notice to the Party receiving the Claim Notice prior to such expiration, in which event such claims shall survive until resolved); provided, however, that the representations and warranties of Seller in Sections 4.10 and 4.12 shall survive the Closing Date for the applicable statutes of limitations. The covenants and agreements of the parties contained in this Agreement shall survive the Closing until fully performed and discharged.

Article 8
MISCELLANEOUS PROVISIONS

8.1             Notices. (a) All notices, requests, demands, and other communications provided for by this Agreement shall be in writing and shall be (1) personally delivered, or (2) sent via any reputable overnight courier to the address or facsimile number stated below of the party to which notice is given, or to such changed address or facsimile number as such party may have fixed by notice given in accordance with the terms hereof:

TO BUYER:

Applied Energetics, Inc.

2480 W Ruthrauff Road, Suite 140 Q

Tucson, Arizona 85705

Attention: Gregory Quarles

E-mail: gquarles@aergs.com

Telephone: 520-628-7415

with a copy to (which shall not constitute notice):

Mary P. O’Hara, Esq.

Masur Griffitts + Co, LLP

65 Reade Street

New York, New York 10007

E-mail: mohara@masur.com

Telephone: (212) 209-5483

TO SELLER:

Attention: Stephen W. McCahon

E-mail: smccahon@mac.com

Telephone: 520-904-1007

(a)             Any notice, sent as provided above, shall be deemed given upon receipt at the address provided for above (or, in the event delivery is refused, the first date on which delivery was tendered).

8.2             LIQUIDATED DAMAGES. Buyer and Seller agree that in the event of a breach of this Agreement by Buyer for failure to make timely payments amounting to the full purchase price of $2,500,000, Buyer shall forfeit all ownership rights of AOS assets conveyed herein and take any necessary steps to convey ownership of said assets to Sellers immediately. Buyer shall assume all costs associated with reconveyance of said assets to Seller. Additionally, Buyer shall remain liable for any unpaid balance of the agreed upon purchase price of $2,500,000, minus any payments made prior to the breach and the value of any returned assets, except returned intellectual property rights, as determined by a neutral appraiser. The cost of said appraisal shall be paid by the Buyer. Buyer shall receive no credit for returned intellectual property rights that were conveyed as part of this agreement should said breach occur. The parties agree that in the event of such a breach, it would be impossible to otherwise fairly calculate Seller’s damages and that the reasonableness of these damages is acknowledged. The parties further agree that this amount is a fair and agreed upon calculation of damages and is not a penalty. The parties also agree that Seller is relieved of any obligation to mitigate these damages and full consideration for this agreement is acknowledged.

8.3             Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties and permitted assigns shall be assigned by any of the parties hereto without the prior written consent of the other party. No assignment consented to or permitted under this Agreement shall act as a novation, and the assigning party shall not be released from, and shall remain fully liable for, all of its obligations and liabilities under this Agreement. Any assignment in violation of this Agreement shall be null and void ab initio.

8.4             Governing Law. This Agreement shall be governed by the laws of the State of Delaware as to all matters, including but not limited to matters of validity, construction, effect, performance and liability, without consideration of conflicts of laws. Any disputes shall be exclusively resolved in the state or federal courts residing in the State of Arizona.

8.5             Waiver. Any failure of any party hereto to comply with any of its obligations or agreements or to fulfill conditions herein contained may be waived only by a written waiver from the other party. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by any party preclude any other or future exercise of that right or any other right hereunder by that party.

8.6             Headings. The headings and sections and subsections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

8.7             No Third-Party Beneficiaries. Neither this Agreement nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim, or remedy in favor of any person or entity, other than the parties hereto and their respective successors and permitted assigns.

8.8             Multiple Counterparts; Execution by Fax or Email (PDF). This Agreement may be signed in any number of counterparts which taken together shall constitute one and the same instrument. This Agreement may be executed and delivered by exchange of facsimile or email (PDF) copies showing the signatures of the parties hereto, and those signatures need not be affixed to the same copy. The facsimile or PDF copies showing the signatures of the parties will constitute originally signed copies of the same agreement requiring no further execution.

8.9             Exhibits, Schedules. All Exhibits and Schedules referred to in this Agreement are attached hereto and are incorporated herein by reference as if fully set forth herein.

8.10           Construction. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. Where the context so requires or permits, the use of the singular form includes the plural, and the use of the plural form includes the singular. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against a party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that representatives of all parties have participated in the preparation hereof. Except as specifically otherwise provided in this Agreement, a reference to a section, schedule or exhibit is a reference to a section or subsection of this Agreement or a schedule or exhibit of this Agreement.

8.11           Publicity. Except as required by law, Seller shall not issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transaction contemplated hereby without first obtaining the consent of Buyer.

8.12          Entire Agreement; Amendment. This Agreement, which term as used throughout includes the Exhibits and Schedules hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter contained herein. This Agreement may not be changed or modified in whole or in part except by a writing signed by both parties hereto.

8.13          Expenses. Seller and Buyer shall bear all their respective expenses.

8.14          Cooperation. From time to time following the Closing, Seller and Buyer shall, and shall cause their respective affiliates to, execute, acknowledge and deliver any further instruments, conveyances, notices and assumptions and shall take such further action as may be necessary or appropriate to effect the transactions contemplated hereby

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The parties are signing this asset purchase agreement as of the date stated in the introductory paragraph.

APPLIED ENERGETICS, INC., a Delaware corporation

By:	/s/ Gregory J Quarles
Gregory Quarles, CEO

APPLIED OPTICAL SCIENCES, INCORPORATED, an Arizona corporation

By:	/s/ Stephen W McCahon
Stephen W. McCahon, President and Director

/s/ Stephen W McCahon
Stephen W. McCahon

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